QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

[MOSS-ADAMS LLP LETTERHEAD]

Certified Public Accountants

Independent Auditor's Consent

    We consent to the incorporation by reference, into the Form S-8 Registration Statement filed by Pacifica Bancorp, Inc. on this date, of our report dated January 26, 2001, which appears in Pacifica Bancorp, Inc.'s Annual Report on Form 10-KSB as of and for the fiscal year ended December 31, 2000.

Bellingham, Washington
August 31, 2001

QuickLinks

Independent Auditor's Consent